UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 4, 2014

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 W. WALL, SUITE 800 MIDLAND, TEXAS	79701
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (432) 684-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 4, 2014, Dawson Geophysical Company (the “Company”) issued a press release reporting its operating results for the quarter ended December 31, 2013, the first quarter of the Company’s 2014 fiscal year.

The Company hereby incorporates by reference into this Item 2.02 the information set forth in such press release, a copy of which is furnished as Exhibit 99.1 to this Current Report. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01.	Other Events.

Also on February 4, 2014, the Company announced that its Board of Directors (the “Board”) has approved the commencement of the payment of a $0.08 per share quarterly cash dividend to shareholders, subject to capital availability and a determination that cash dividends continue to be in the best interest of the Company. The Board has set the first such quarterly dividend to be payable on February 24, 2014 to shareholders of record at the close of business on February 14, 2014. The Board may from time to time, in conjunction with management, evaluate supplemental dividend payments depending on the Company’s financial results, capital requirements and overall market conditions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

Exhibit Number	Description

99.1	Press release dated February 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: February 4, 2014	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated February 4, 2014.